UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2013 (March 21, 2013)

OSL HOLDINGS, INC.

(Exact name of registrant as specified in Charter)

Nevada	001-32658	98-0441032
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

60 Dutch Hill Road, Suite 15

Orangeburg, NY 10962

(Address of Principal Executive Offices)

845-363-6776

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement

On March 21 2013, OSL Holdings, Inc. (the “Company”) entered into that certain Assignment, Termination and Release Agreement (the “Agreement”) by and among the Company; Asher Enterprises, Inc. (“Asher”); Samuel Kotch (“S. Kotch”) and Benjamin Kotch (“B. Kotch”) (S. Kotch and B. Kotch each an “Assignee” and collectively the “Assignees”), each the son of Eric Kotch, the Chief Financial Officer, Secretary, Treasurer and a director of the Company, pursuant to which i) Asher assigned its rights to those certain 8% convertible promissory notes (the “Notes”) issued pursuant to those certain corresponding securities purchase agreements (the “SPAs”); ii) the Company and Asher agreed to terminate their obligations to one another under the Notes and the SPAs; and iii) the Company and Asher provided one another with complete releases of all claims, in consideration of a payment by the Assignees of $125,500 to Asher.

The Company and the Assignees also entered into that certain Consent to Assignment, whereby the Company consented to the waiver of the requirement under the SPAs that any assignee of the Notes be an accredited investor.

The foregoing description is qualified in its entirety by reference to the full text of the Assignment, Termination and Release Agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Assignment, Termination and Release Agreement, dated March 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSL HOLDINGS, INC.

Date: March 27, 2013	By:	/s/Eric Kotch
Eric Kotch
Chief Financial Officer